UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     December 17, 2009

VIKING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-49636	86-0913802
(Commission File Number)	(IRS Employer Identification No.)

134 Flanders Road, Westborough, MA	01581
(Address of Principal Executive Offices)	(Zip Code)

(508) 366-3668

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2009 Viking Systems, Inc. announced that William C. Bopp, current Chairman and CEO, will resign as the Company’s CEO effective January 3, 2010.  Mr. Bopp will remain Chairman of the Board of Directors.

On December 17, 2009 Viking Systems, Inc. announced that John “Jed” Kennedy, currently President and Chief Operating Officer, has been appointed by the Board of Directors to the position of President and Chief Executive Officer effective January 4, 2010.

Mr. Kennedy, age 52, was appointed President and COO and elected to the Board of Directors of Viking Systems, Inc.  in October 2007. Prior to this appointment he served as President of Viking’s Vision Systems Group, the engineering and manufacturing division of Vista Medical Technologies which was acquired by Viking Systems in 2004.   Mr. Kennedy joined Vista Medical in January 1997 and held various executive positions including Vice President of Research and Development as well as Executive Vice President and COO.  Prior to joining Vista, Mr. Kennedy held senior management positions with Smith & Nephew Endoscopy from 1984 through 1997 and earlier he held various engineering positions at Honeywell’s Electro-Optics and Avionics divisions. Mr. Kennedy received a B.S. in Manufacturing Engineering from Boston University.

Effective January 4, 2010 Mr. Kennedy will receive a salary increase of $20,000 in annual salary for a new annual salary of $260,000. No other changes to Mr. Kennedy’ total compensation were made.

A copy of the press release announcing the above management changes is attached hereto as Exhibit 99.1 and incorporated herein by reference

Item 9.01.

Financial Statements and Exhibits.

d) Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit	Description
99.1	Press release issued by Viking Systems, Inc. dated December 17, 2009 announcing appointment of Mr. Jed Kennedy as CEO and the resignation of Mr. William Bopp as CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 17, 2009	VIKING SYSTEMS, INC.

	By:	/s/ ROBERT MATHEWS
Robert Mathews Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued by Viking Systems, Inc. dated December 17, 2009 announcing appointment of Mr. Jed Kennedy as CEO and the resignation of Mr. William Bopp as CEO.